Exhibit 99.2

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of May 30, 2025	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

PELICAN ACQUISITION CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

May 30, 2025

	May 27, 2025	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$507,955	$584	(e)	$508,539
Advance – related party	145,000	-		145,000
Prepaid expenses	1,080	-		1,080
Total Current Assets	654,035	584		654,619

Cash and investments held in Trust Account	75,000,000	11,250,000	(a)	86,275,746
		225,000	(b)
		(225,000)	(c)
		25,746	(d)
Total Assets	$75,654,035	$11,276,330		$86,930,365

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$10,821	$3,499	(g)	$14,320
Over-allotment option liability	104,039	(104,039)	(f)	-
Total Current Liabilities	114,860	(100,540)		14,320
Total Liabilities	114,860	(100,540)		14,320

Commitments and Contingencies (Note 6)

Ordinary shares subject to possible redemption, $0.0001 par value, 100,000,000 shares authorized, 7,500,000 shares and 8,625,000 shares at redemption value of $10.00 per share, as actual and adjusted, respectively	75,000,000	11,250,000	(a)	86,275,746
		25,746	(d)
Shareholders’ Equity:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 3,351,250 shares and 3,373,750 shares issued and outstanding, as actual and adjusted, respectively (excluding 7,500,000 shares and 8,625,000 shares subject to possible redemption, as actual and adjusted, respectively)	335	2	(b)	337
Additional paid-in capital	628,921	224,998	(b)	707,212
		(225,000)	(c)
		(25,746)	(d)
		104,039	(f)
Accumulated deficit	(90,081)	25,746	(d)	(67,250)
		584	(e)
		(3,499)	(g)
Total Shareholders’ Equity	539,175	101,124		640,299
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity	$75,654,035	$11,276,330		$86,930,365

The accompany notes are an integral part of the unaudited pro forma financial statement.

F-2

PELICAN ACQUISITION CORPORATION
NOTES TO UNAUDITED PRO FROMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Pelican Acquisition Corporation (the “Company”) as of May 27, 2025, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on May 30, 2025 as described below.

On May 27, 2025, the Company consummated its initial public offering (“IPO”) of 7,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at an offering price of $10.00 per Unit generating gross proceeds of $75,000,000. Simultaneously with the closing of the IPO, the Company sold 276,250 private placement units (each, a “Private Placement Unit”) at a price of $10.00 per Private Placement Unit to the Sponsor and EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters, in a private placement generating total gross proceeds of $2,762,500.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,125,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On May 28, 2025, the underwriters notified the Company of their exercise of the over-allotment option in full to purchase 1,125,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on May 30, 2025, generating total gross proceeds of $11,250,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 22,500 Private Placement Units to the Sponsor and EBC, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $225,000.

A total of $86,250,000 ($10.00 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements on May 27, 2025 and May 30, 2025, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash and investments held in Trust Account	$11,250,000
	Ordinary share subject to possible redemption		$11,250,000
	To record the sale of 1,125,000 Option Units at $10.00 per Unit

(b)	Cash and investments held in Trust Account	$225,000
	Ordinary shares		$2
	Additional paid-in capital		$224,998
	To record the sale of 22,500 Private Placement Units at $10.00 per Unit

(c)	Additional paid-in capital	$225,000
	Cash and investments held in Trust Account		$225,000
	To record payment of underwriting commission (2% of sale of Option Units proceeds

(d)	Cash and investments held in Trust Account	$25,746
	Interest earned in investments held in Trust Account		$25,746
	Additional paid-in capital	$25,746
	Ordinary share subject to possible redemption		$25,746
	To record interest earned in Trust Account and to transfer interest income to temporary equity

(e)	Cash	$584
	Retained earnings -interest income		$584
	To record interest income

(f)	Over-allotment liability	$104,039
	Additional paid-in capital		$104,039
	To reverse over-allotment option liability

(g)	Insurance expense	$596
	Administrative service expense	2,903
	Accounts payable and accrued expenses		$3,499
	To record accrued expenses

F-3